AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF LIVENT CORPORATION (as amended through June 2, 2022) Livent Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “Delaware Act”), was originally incorporated under the name FMC Lithium USA Holding Corp. pursuant to the original Certificate of Incorporation (the “Original Certificate”) filed with the office of the Secretary of State of the State of Delaware on February 27, 2018, as amended by that Certificate of Amendment filed with the office of the Secretary of State of the State of Delaware on July 24, 2018 changing the name of the Corporation to Livent Corporation. This Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) was duly adopted by the Board of Directors of the Corporation and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the Delaware Act. This Certificate of Incorporation restates and integrates and further amends and restates the Original Certificate. The text of the Original Certificate is amended and restated in its entirety as follows: 1. The name of the Corporation is LIVENT CORPORATION. 2. The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. 3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware Act. 4. (a) The total number of shares of stock which the Corporation shall have authority to issue is 2,050,000,000 shares, consisting of 2,000,000,000 shares of Common Stock, all of which shall be of one class, par value $0.001 per share (“Common Stock”), and 50,000,000 shares of Preferred Stock, par value $0.001 (“Preferred Stock”). (b) The Board of Directors is hereby empowered, without any action or vote by the Corporation’s stockholders (except as may otherwise be provided by the terms of any class or series of Preferred Stock then outstanding), to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Act. (c) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) that relates solely to the terms of one or more outstanding classes or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other such classes or series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designations relating to any class or series of Preferred Stock) or pursuant to Delaware Law. (d) The shares of all classes of stock of the Corporation may be issued by the Corporation from time to time for such consideration as from time to time may be fixed by the Board of Directors provided that shares of stock having a par value shall not be issued for a consideration less than such par value. No holders of stock of the Corporation of any class, as such, shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation whether now or hereafter authorized, or to any obligations convertible into stock of the Corporation, or any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may, from time to time, determine with respect thereto; and any shares of stock or convertible obligations which the Board of Directors may determine to offer for subscription to the holders of stock of the Corporation may, as said Board of Directors shall determine, be offered to the holders of any class or classes of stock exclusively, or to the Exhibit 3.1 holders of all classes of stock, and, if offered to more than one class of stock, in such proportion as between said classes of stock as the Board of Directors in its discretion may determine. As used herein, the expression “convertible obligations” shall include any notes, bonds or other evidences of indebtedness to which are attached or with which are issued warrants or other rights to purchase stock of the Corporation of any class or classes. The Board of Directors is hereby expressly authorized, in its discretion, in connection with the issue of any obligations or stock of the Corporation (but without intending hereby to limit its general power so to do in other cases), to grant rights or options to purchase stock of the Corporation of any class upon such terms and during such period as the Board of Directors shall determine, and to cause such rights to be evidenced by such warrants or other instruments as it may deem advisable. (e) At any time, or from time to time, the Corporation may grant rights or options to purchase from the Corporation any shares of its stock of any class or classes to run for such period of time, for such consideration, upon such terms and conditions, and in such form as the Board of Directors may determine. (f) The Board of Directors shall have authority, as provided by law, to determine that only a part of the consideration, which shall be received by the Corporation for the shares of its stock which it shall issue from time to time, shall be capital, provided, however, that, if all the shares issued shall be shares having a par value, the amount of the part of such consideration so determined to be capital shall be equal to the aggregate par value of such shares. The excess, if any, at any time, of the total net assets of the Corporation over the amount so determined to be capital, as aforesaid, shall be surplus. (g) All classes of stock of the Corporation shall be and remain at all times nonassessable. 5. The following additional provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and its directors and stockholders: (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors (the “Board of Directors”). (b) The number of directors which shall constitute the whole Board of Directors shall be fixed by, and may be amended from time to time by, resolution adopted by affirmative vote of a majority of the whole Board of Directors except that such number shall not be less than three (3) nor more than fifteen (15), the exact number to be determined by resolution adopted by affirmative vote of a majority of the whole Board of Directors. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal in number as possible. The term of office of the initial Class I directors shall expire at the annual election of directors by the stockholders of the Corporation in 2019, the term of office of the initial Class II directors shall expire at the annual election of directors by the stockholders of the Corporation in 2020, and the term of office of the initial Class III directors shall expire at the annual election of directors by the stockholders of the Corporation in 2021, subject, however, to prior death, resignation, retirement, disqualification or removal from office. At each annual election of directors by the stockholders of the Corporation beginning in 2019, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual election of directors by the stockholders of the Corporation, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto and such directors so elected shall not be divided into classes pursuant to this Section (b) of Article 5 unless expressly provided by such terms. Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, a director may only be removed from office for cause. (c) Except to the extent prohibited by law, the Board of Directors shall have the right (which, to the extent exercised, shall be exclusive) to establish the rights, powers, duties, rules and procedures that from time to time shall govern the Board of Directors and each of its members, including without limitation the vote required for any action by the Board of Directors, and that from time to time shall affect the director’s power to manage the business and affairs of the Corporation; and no By-Law shall be adopted by stockholders which shall impair or impede the implementation of the foregoing. (d) The Board of Directors shall have the power, without the need for stockholder approval, to make, alter, amend, change, add to or repeal the By- Laws of the Corporation (the “By-Laws”). (e) The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation. (f) Except as otherwise provided in the By-Laws, the stockholders of the Corporation and the Board of Directors may hold their meetings and have an office or offices outside of the State of Delaware, and, subject to the provisions of the laws of said State, may keep the books of the Corporation outside of said State at such places as may, from time to time, be designated by the Board of Directors. (g) The By-Laws of the Corporation may confer powers upon the directors in addition to those granted in the Certificate of Incorporation, as amended, and in addition to the powers expressly conferred upon them by the laws of the State of Delaware. (h) A director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or stockholder, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors or of a committee thereof having authority in the premises, authorizing or affirming such contract or transaction, the existence of the interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors or of the directors constituting such committee, and such contract or transaction shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or stockholder, was interested in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors or such committee for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors or of any committee thereof (whether or not approved or ratified as hereinabove in this paragraph provided) which shall be ratified by a majority in interest of a quorum of the stockholders having voting power at any annual meeting or any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation. (i) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders in lieu of a meeting; provided, that until the first date (the “Trigger Date”) after the date hereof on which no Person or Group (as defined in Rule 13d-5 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) beneficially owns a majority of the then-outstanding shares of all classes and series of capital stock of the Corporation entitled to vote at any annual or special meeting of stockholders (the “Voting Stock”), any such action may be taken by the stockholders without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, shall be signed by the holders of outstanding capital stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote therein were present and voted. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called for any purpose or purposes only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the Chairman of the Board of Directors, if any, and may not be called by any other person or persons; provided, that until the Trigger Date, special meetings of stockholders may be called by any person or group that beneficially owns a majority of the Voting Stock for any purpose or purposes at any time; provided, further that any business transacted at any such special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. (j) No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 5 shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 5 shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. (k) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law. 6. Section 203 of the Delaware Act. The Corporation expressly elects not to be governed by Section 203 of the Delaware Act until the Trigger Date, following which date Section 203 of the Delaware Act shall apply to the Corporation. 7. Certain Corporate Opportunities. SECTION 1. In anticipation of the possibility (i) that the Corporation will not be a wholly-owned subsidiary of FMC Corporation and that FMC Corporation may be a majority or significant stockholder of the Corporation, (ii) that the officers and/or directors of the Corporation may also serve as officers and/or directors of FMC Corporation, (iii) that the Corporation and FMC Corporation may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and (iv) in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with FMC Corporation (including possible service of officers and directors of FMC Corporation as officers and directors of the Corporation), the provisions of this Article 7 are set forth to regulate and shall, to the fullest extent permitted by law, define the conduct of certain affairs of the Corporation as they may involve FMC Corporation and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. SECTION 2. Except as may be otherwise provided in a written agreement between the Corporation and FMC Corporation, FMC Corporation shall have the right to, and shall have no duty to refrain from, (i) engaging in the same or similar activities or lines of business as the Corporation, (ii) doing business with any potential or actual customer or supplier of the Corporation, and (iii) employing or otherwise engaging any officer or employee of the Corporation, and, to the fullest extent permitted by law, neither FMC Corporation nor any officer or director thereof (except as provided in Section 4 of this Article 7) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of FMC Corporation. SECTION 3. In the event that FMC Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both FMC Corporation and the Corporation, FMC Corporation shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Corporation and shall, to the fullest extent permitted by law, not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that FMC Corporation pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present or communicate information regarding such corporate opportunity to the Corporation. SECTION 4. In the event that a director or officer of the Corporation who is also a director or officer of FMC Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and FMC Corporation, such director or officer of the Corporation shall, to the fullest extent permitted by law, (i) have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity; (ii) not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that FMC Corporation pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not present such corporate opportunity to the Corporation; (iii) be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation for the purposes of this Certificate of Incorporation; and (iv) be deemed not to have breached such person’s duty of loyalty to the Corporation or its stockholders or to have derived an improper personal benefit therefrom for the purposes of this Certificate of Incorporation, if such director or officer acts in good faith in a manner consistent with the following policy: 7 (a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of FMC Corporation, shall belong to the Corporation, unless such opportunity is expressly offered to such person in his or her capacity as a director of FMC Corporation in which case such opportunity shall belong to FMC Corporation (b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of FMC Corporation shall belong to the Corporation only if such opportunity is expressly offered to such person in his or her capacity as a director of the Corporation, and otherwise shall belong to FMC Corporation; and (c) a corporate opportunity offered to any person who is an officer of both the Corporation and FMC Corporation shall belong to FMC Corporation unless such opportunity is expressly offered to such person in his or her capacity as an officer of the Corporation, in which case such opportunity shall belong to the Corporation. SECTION 5. If any contract, agreement, arrangement or transaction between the Corporation and FMC Corporation involves a corporate opportunity and is approved in accordance with the procedures set forth in Section 7, FMC Corporation and its officers and directors shall also for the purposes of this Section 5 and the other provisions of this Certificate of Incorporation: (i) have fully satisfied and fulfilled their fiduciary duties to the Corporation and its stockholders; (ii) be deemed to have acted in good faith and in a manner such persons reasonably believe to be in and not opposed to the best interests of the Corporation; and (iii) be deemed not to have breached their duties of loyalty to the Corporation and its stockholders and not to have derived an improper personal benefit therefrom. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper personal benefit, but shall be governed by the other provisions of this Article 7, this Certificate of Incorporation, the By-Laws, the Delaware Act and other applicable law. SECTION 6. Any corporate opportunity that belongs to FMC Corporation or the Corporation pursuant to this section shall not be pursued by the other, unless and until the party to whom the opportunity belongs determines not to pursue the opportunity. SECTION 7. [RESERVED] SECTION 8. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article 7. SECTION 9. For purposes of this Article 7 only:

(a) A director of the Corporation who is Chairman of the Board of Directors or of a committee thereof shall not be deemed to be an officer of the Corporation by reason of holding such position (without regard to whether such position is deemed an officer of the Corporation under the By-Laws of the Corporation), unless such person is an employee of the Corporation; and (b) The term “Corporation” shall mean the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty (50) percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term “FMC Corporation” shall mean FMC Corporation, a Delaware corporation, and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities (other than the Corporation, as defined in accordance with this paragraph) in which FMC Corporation beneficially owns (directly or indirectly) fifty (50) percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. SECTION 10. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article 7 shall terminate, expire and have no further force and effect on the date that (i) FMC Corporation ceases to beneficially own Common Stock representing at least twenty (20) percent of then- outstanding Voting Stock and (ii) no person who is a director or officer of the Corporation is also a director or officer of FMC Corporation. Neither the alteration, amendment, termination, expiration or repeal of this Article 7 nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article 7 shall eliminate or reduce the effect of this Article 7 in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article 7, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption. 8. Certain Business Combinations SECTION 1. Vote Required for Certain Business Combinations. (a) Higher Vote for Certain Business Combinations. Following the Trigger Date, in addition to any affirmative vote required by law or this Certificate of Incorporation, and except as otherwise expressly provided in Section 2 of this Article 8: (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or (ii) any merger, sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote of the holders of at least 80% of the then- outstanding Voting Stock, voting together as a single class (it being understood that for purposes of this Article 8, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article 4 of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

(b) Definition of “Business Combination”. The term “Business Combination” as used in this Article 8 shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph (a) of this Section 1. SECTION 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article 8 shall not be applicable to any particular Business Combination involving an Interested Stockholder, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if the Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined). SECTION 3. Certain Definitions. For the purposes of this Article 8: (a) “person” shall mean any individual, firm, corporation or other entity. (b) “Interested Stockholder” shall mean any person (other than the Corporation, any Subsidiary or any employee benefit plan of the Corporation) who or which: (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than 10% of the voting power of the then- outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933. (c) A person shall be a “beneficial owner” of any Voting Stock: (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock. (d) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or, upon exercise of conversion rights, warrants or options, or otherwise. (e) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated pursuant to the Exchange Act. (f) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 3, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation. (g) “Disinterested Director” means any member of the Board of Directors who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any other Director who is unaffiliated with the Interested Stockholder and, prior to such Director’s election or appointment as a director, was recommended or approved by a majority of Disinterested Directors then on the Board.

SECTION 4. Powers of the Board of Directors. A majority of the directors of the Corporation shall have the power and duty to determine for the purposes of this Article 8, on the basis of information known to them after reasonable inquiry, (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, (d) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more. A majority of the directors of the Corporation shall have the further power to interpret all the terms and provisions of this Article 8. SECTION 5. No Effect of Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article 8 shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law. 9. Amendment. (a) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, paragraphs (b) and (i) of Article 5 hereof, this Article 9 (Amendment), Articles 6 (Section 203 of the Delaware Act), 7 (Certain Corporate Opportunities), 8 (Certain Business Combinations) and 10 (Exclusive Forum) hereof, and paragraph (b) of Section 1 of Article 3 (Special Meetings), Section 5 of Article 3 (Business Brought Before a Meeting) and Sections 1 (Election, Number and Term of Office) and 2 (Nomination of Directors) of Article 4 (Directors) of the By-Laws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the then-outstanding Voting Stock, voting together as a single class. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the then-outstanding Voting Stock, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this paragraph (a) of Article 9. (b) The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Certificate of Incorporation, or any amendment thereof, in the manner now or hereafter prescribed by the laws of the State of Delaware or this Certificate of Incorporation, and all rights conferred upon the stockholders of the Corporation are granted subject to this reservation. 10. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any actual or purported derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware Act or the Certificate of Incorporation or the By-Laws (in each case, as they may be amended from time to time), or (d) any action asserting a claim governed by the internal affairs doctrine of the State of Delaware, shall, in each case, be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to such courts having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.